Exhibit 99.2

LAS HOLDINGS, INC.

CONSOLIDATED

FINANCIAL STATEMENTS

December 31, 2010 and 2009

LAS HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders

LAS Holdings, Inc.

Wilton, Connecticut

We have audited the accompanying consolidated balance sheets of LAS Holdings, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LAS Holdings, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, an error resulting in an overstatement of previously reported net income for the year ended December 31, 2009 was discovered by the Company’s management during the current year. Accordingly, the 2009 financial statements have been restated and an adjustment has been made to retained earnings as of January 1, 2009, to correct the error.

/s/ Crowe Horwath LLP

South Bend, Indiana

June 8, 2011

1.

LAS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

(Dollars in thousands)

	2010	2009
		(As Restated)
ASSETS
Current assets
Cash	$4,345	$2,455
Accounts receivable, less allowance for doubtful accounts of $283 in 2010 and $263 in 2009	2,558	2,125
Other current assets	309	175
Deferred income taxes	880	872

Total current assets	8,092	5,627

Capitalized software, net	659	564
Furniture and equipment, net	625	401
Security deposits	66	63

	$9,442	$6,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of capital lease obligations	$156	$171
Accounts payable	467	415
Accrued expenses	881	781
Income taxes payable	831	—
Accrued management fees	1,583	1,633

Total current liabilities	3,918	3,000

Capital lease obligations	173	105
Deferred income taxes	131	85

Total liabilities	4,222	3,190

Commitments and contingencies (Note 8)

Shareholders’ equity
Common stock, $.0001 par value; 100,000,000 shares authorized, 58,938,330 issued and outstanding	6	6
Additional paid-in capital	8,821	8,821
Series A preferred stock, 7,277,778 shares authorized, issued and outstanding	5,814	5,347
Treasury stock, $.0001 par value; 195,000 shares at cost	—	—
Accumulated deficit	(9,421)	(10,709)

Total shareholders’ equity	5,220	3,465

	$9,442	$6,655

See accompanying notes to consolidated financial statements.

2.

LAS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2010 and 2009

(Dollars in thousands)

	2010	2009
		(As Restated)
Revenue	$14,447	$12,225

Cost of revenue	5,082	4,467

Gross profit	9,365	7,758

Selling, general and administrative expenses	5,952	5,292
Management fees and expenses	206	200
Depreciation and amortization	467	297

	6,625	5,789

Operating income	2,740	1,969

Other income (expense)
Interest expense	(20)	(30)
Other income	—	30

	(20)	—

Income before income taxes	2,720	1,969

Income tax expense	965	100

Net income	$1,755	$1,869

See accompanying notes to consolidated financial statements.

3.

LAS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years ended December 31, 2010 and 2009

(In thousands, except shares)

	Common Stock		Treasury Stock		Additional Paid-in Capital	Series A Preferred Stock		Accumulated Deficit	Total
	Shares	Amount	Shares	Amount		Shares	Amount
Balance at January 1, 2009, as previously reported	58,938,330	$6	195,000	$—	$8,821	7,277,778	$4,951	$(12,277)	$1,501

Prior period adjustment	—	—	—	—	—	—	—	95	95

Balance at January 1, 2009, as restated	58,938,330	6	195,000	—	8,821	7,277,778	4,951	(12,182)	1,596

Accrued preferred stock dividend	—	—	—	—	—	—	396	(396)	—

Net income, as restated	—	—	—	—	—	—	—	1,869	1,869

Balance at December 31, 2009, as restated	58,938,330	6	195,000	—	8,821	7,277,778	5,347	(10,709)	3,465

Accrued preferred stock dividend	—	—	—	—	—	—	467	(467)	—

Net income	—	—	—	—	—	—	—	1,755	1,755

Balance at December 31, 2010	58,938,330	$6	195,000	$—	$8,821	7,277,778	$5,814	$(9,421)	$5,220

See accompanying notes to consolidated financial statements.

4.

LAS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2010 and 2009

(Dollars in thousands)

	2010	2009
		(As Restated)
Cash flows from operating activities
Net income	$1,755	$1,869
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	467	297
Bad debt expense	68	68
Deferred income tax expense (benefit)	38	24
Changes in operating assets and liabilities
Accounts receivable	(501)	(506)
Other assets	(90)	12
Accounts payable	52	(47)
Accrued expenses	100	136
Income taxes payable	831
Accrued management fees	(50)	(100)

Net cash provided by operating activities	2,670	1,753

Cash flows from investing activities
Capitalized software costs	(317)	(639)
Purchases of furniture and equipment	(268)	(117)

Net cash used in investing activities	(585)	(756)

Cash flows from financing activities
Repayments of capital lease obligations	(195)	(196)

Net cash used in financing activities	(195)	(196)

Net change in cash	1,890	801

Cash at beginning of year	2,455	1,654

Cash at end of year	$4,345	$2,455

Supplemental cash flow disclosures and noncash investing and financing activities
Cash paid during the year for interest	$20	$30
Cash paid during the year for income taxes	96	63
Assets acquired under capital lease obligations	201	—

See accompanying notes to consolidated financial statements.

5.

LAS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Nature of Business: The consolidated financial statements include the accounts of LAS Holdings, Inc. (the “Company”) and its wholly owned subsidiaries, Allegient Systems, Inc. (“Allegient”) and LAS Services, Inc. LAS Services, Inc. had no operations and was created to acquire Allegient in 1998. During 2010, Allegient formed a wholly owned Canadian subsidiary, Allegient Systems Canada, Inc. All intercompany accounts and transactions have been eliminated.

Allegient, located in Wilton, Connecticut, is a provider of technology and professional services that help insurance carriers and other organizations manage their legal and vendor expenses.

Cash and Cash Equivalents: The Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable: The Company records accounts receivable based on amounts billed to customers and amounts earned based on services performed. Most billings and past due receivables are determined based on contractual terms. The Company does not accrue interest on any of its accounts receivable.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have failed.

Software Developed for Internal Use: The Company capitalizes qualifying computer software costs incurred during the application development stage. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. The Company capitalized $317 and $639 of costs during the years ended December 31, 2010 and 2009, respectively. Amortization expense totaled $221 and $75 for the years ended December 31, 2010 and 2009, respectively. Capitalized software costs aggregated $1,659 and $1,341, with accumulated amortization of $1,000 and $777 at December 31 2010 and 2009, respectively. These capitalized costs are amortized on a straight-line basis over the expected useful life of the software, which is three years. Estimated amortization expense for the years ending December 31 is as follows: 2011 - $318; 2012 - $243; and 2013 - $98.

Furniture and Equipment: Furniture and equipment are stated at cost. Depreciation is provided by the use of the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred and improvements that extend the useful life of the assets are capitalized. Upon retirement or sale, the cost and accumulated depreciation of the asset are removed from the respective accounts and the gain or loss, if any, is reflected in earnings.

Impairment of Long-Lived Assets: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. An impairment loss for an asset held for use is recognized when the estimate of undiscounted future cash flows, excluding interest charges, expected to be generated by the use of the asset is less than its carrying amount. Measurement of impairment loss is calculated based on the fair value of the asset. At December 31, 2010, there were no events or changes in circumstances identified by management prompting an impairment analysis.

(Continued)

6.

LAS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Options: The Company established a 2002 Stock Option Plan and reserved shares from authorized and unissued shares of common stock for the issuance of non qualified stock options. The plan provides for the granting of options at fair market value as determined by the Board of Directors of the Company. During the year ended December 31, 2009, the Company issued performance vesting options to purchase an additional 3,919,652 shares of common stock at $.06 per share to key management. As of December 31, 2010, performance vesting options to purchase a total of 11,286,529 shares of common stock at $.06 per share were issued and outstanding. All options granted by the Company vest and can be exercised only upon a change of control. Unissued options expire upon the earliest of several events, as defined, but in no case extend past August 2012. The Company did not record compensation expense from the issuance of these options.

Revenue Recognition: The Company typically enters into contracts with its clients to facilitate legal invoice receipt and review and to audit legal and independent adjuster expenses. Its fees are derived either as a percentage of gross client legal invoices received or audited, or as a fixed amount. In the case of contracts where fees are earned as a percentage of gross invoice value, fee income is recognized based on a percentage of the value of legal invoices received or audited. In the case of contracts with fixed amounts, the Company recognizes fee income on a straight-line basis over the contract term.

Concentration of Credit Risk: The Company earned approximately 23.6% and 31.7% of its revenues from one client during the years ended December 31, 2010 and 2009, respectively. The same client accounted for approximately 6.8% and 10.2% of accounts receivable at December 31, 2010 and 2009, respectively. Another client represented 14.7% of accounts receivable at December 31, 2010.

Advertising Costs: Advertising costs are charged to operations in the year incurred. Advertising costs for the years ended December 31, 2010 and 2009 were $24 and $23, respectively.

Income Taxes: The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted tax rates. Accounting standards require the establishment of a valuation reserve against any deferred tax assets if the realization of such assets is not deemed more likely than not.

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

The Company is subject to U.S. federal income tax as well as income tax of various states. The Company is no longer subject to examination by taxing authorities for years before 2006. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

(Continued)

7.

LAS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

(Dollars in thousands)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the realizability of accounts receivable, long-lived assets and deferred tax assets. Actual results could differ from those estimates.

Subsequent Events: Management has performed an analysis of the activities and transactions subsequent to December 31, 2010 to determine the need for any adjustments to or disclosures within the financial statements for the year ended December 31, 2010. Management has performed their analysis through June 8, 2011, the date the financial statements were available to be issued (see Note 8).

NOTE 2 - RESTATEMENT

The Company has restated its previously issued 2009 consolidated financial statements to correct an error related to the realization of NOL carryforwards included in the Company’s deferred tax assets. The accompanying 2009 consolidated financial statements have been restated to reflect the limitation of its NOL carryforwards totaling $5,860. Also, the accumulated deficit as of January 1, 2009 has been reduced by $95 as a result of adjustments to previously recorded deferred tax assets.

The effect of the Company’s previously issued 2009 consolidated financial statements is summarized as follows:

Consolidated Balance sheet as of December 31, 2009:

	Previously Reported	Increase (Decrease)	As Restated

Deferred income tax asset (current)	$1,929	$(1,057)	$872

Total current assets	6,684	(1,057)	5,627

Deferred income taxes (noncurrent)	1,173	(1,173)	—

Total assets	8,885	(2,230)	6,655

Deferred income tax liabilities (noncurrent)	—	85	85

Total liabilities	3,105	85	3,190

Accumulated deficit	(8,394)	(2,315)	(10,709)

Total shareholders’ equity	5,780	(2,315)	3,465

Total liabilities and shareholders’ equity	8,885	(2,230)	6,655

(Continued)

8.

LAS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

(Dollars in thousands)

NOTE 2 - RESTATEMENT (Continued)

Consolidated Statement of Income for the year ended December 31, 2009:

	Previously Reported	Increase (Decrease)	As Restated

Income tax expense (benefit)	$(2,310)	$2,410	$100

Net income	4,279	(2,410)	1,869

NOTE 3 - FURNITURE AND EQUIPMENT

At December 31, 2010 and 2009, furniture and equipment consist of the following:

	Estimated Useful Lives (Years)	2010	2009

Computer hardware	3	$843	$1,383
Computer software	3	1,052	1,114
Office equipment	5	265	303
Furniture and fixtures	7	246	243
Leasehold Improvements	5	28	28

		2,434	3,071
Less: Accumulated depreciation		1,809	2,670

		$625	$401

Depreciation expense for the years ended December 31, 2010 and 2009 was $246 and $222, respectively.

Office equipment and furniture and fixtures includes assets under capital leases of $918 and $716 as of December 31, 2010 and 2009. Accumulated depreciation on assets recorded under capitalized leases as of December 31, 2010 and 2009 aggregated $600 and $477, respectively.

(Continued)

9.

LAS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

(Dollars in thousands)

NOTE 4 - CAPITAL LEASE OBLIGATIONS

The Company leases various office equipment under long-term noncancelable capital leases.

The present value of the future minimum annual lease payments under capital lease obligations is as follows:

Year ending December 31,	Amount

2011	$173
2012	115
2013	68

Total minimum lease payments	356

Less: Amount representing interest	(27)

Present value of minimum lease payments	$329

NOTE 5 - INCOME TAXES

The provision for income taxes (benefit) for the years ended December 31, 2010 and 2009 consists of the following:

	2010	2009

Federal income tax	$887	$35
State income tax	40	41
Deferred income tax	38	764
Change in valuation allowance	—	(740)

	$965	$100

The composition of the deferred tax assets (liabilities) in the accompanying balance sheet at December 31, 2010 and 2009 is as follows:

	2010	2009

Current deferred tax assets
Allowance for doubtful accounts	$111	$103
Accrued management fees	618	637
Other current tax assets and liabilities	151	132

	$880	$872

(Continued)

10.

LAS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

(Dollars in thousands)

NOTE 5 - INCOME TAXES (Continued)

	2010	2009

Noncurrent deferred tax assets (liabilities)
Depreciation	$(190)	$(158)
Goodwill	59	73

	$(131)	$(85)

The Company utilized approximately $1,760 of the NOL carryforwards to offset taxable income for the year ended December 31, 2009. For the year ended December 31, 2009, the utilization of these loss carryforwards and the accompanying release of the valuation allowance resulted in a reduction of tax expense.

NOTE 6 - SERIES A PREFERRED STOCK

On July 2, 2002, as part of a troubled debt restructuring, the Company entered into a Series A Preferred Stock Purchase Agreement (the “Agreement”) with LaSalle Bank National Association, IBJ Whitehall Bank & Trust and First Source Financial LLP (collectively the “Purchasers”). Under the terms of the Agreement the Purchasers exchanged outstanding debt totaling $19,857,578 including accrued interest for 7,277,778 shares of Series A Preferred Stock (“Preferred Stock”) and $1,000,000 of cash.

Terms of the Preferred Stock are as follows:

•	Par value is $.01 per share.

•	Convertible into common stock at the holders’ option at a conversion rate of $1.00 per preferred share being converted divided by a conversion price of $1.00 subject to adjustment, as defined.

•	Accrue cumulative dividends at 8% compounded annually.

•	Voting rights on all matters and voting power equivalent to the number of common stock into which the holder may convert the preferred stock.

•	Mandatory conversion to common stock upon a qualified public offering as defined or at the election of a majority of the holders of preferred shares.

•

Fair market value at the date of the exchange was considered to be equal at $.41221 per share. In the event of liquidation, holders of the preferred stock would be entitled to an amount equal to the greater of (i) $.41221 per share plus accrued and unpaid dividends or (ii) such amounts per share of preferred stock as would have been payable had each share been converted into common stock immediately prior to the event of liquidation.

NOTE 7 - 401(K) PLAN

The Company has a discretionary 401(k) savings plan for all eligible employees. The expenses associated with administering the plan are included in the monthly fee paid to the human resource management firm. The Company made no contributions to the plan during the years ended December 31, 2010 and 2009.

(Continued)

11.

LAS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

(Dollars in thousands)

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases: The Company leases office space and office equipment in the ordinary course of business. As of December 31, 2010, future minimum rental payments due under the terms of noncancelable operating leases greater than one year are:

Year ending December 31,	Amount

2011	$414
2012	62
2013	38

$514

Management Consulting Agreement: In October 1998, the Company entered into a ten year consulting agreement (the “Agreement”) with the majority shareholder of the Company. The Agreement required the Company to pay management fees totaling $200 per year. During 2009, the Company extended the Agreement through October 31, 2019. The Company has deferred payment of these fees over the years and has accrued unpaid management fees totaling $1,583 and $1,633 at December 31, 2010 and 2009, respectively.

NOTE 9 - SUBSEQUENT EVENT

On April 1, 2011, the Company was acquired by Bottomline Technologies, Inc. for a purchase price of $49,617, which consisted of a base purchase price of $48,000 plus the impact of certain balance sheet adjustments as stipulated in the merger agreement. The ultimate purchase price remains subject to final balance sheet adjustments which are expected to be finalized by June 30, 2011 and are not projected to be material. Upon closing of the transaction, the outstanding stock options became fully vested and the Company recognized stock-based compensation expense of $5,059, based on the calculated per share fair value less the option strike price.

12.